AGREEMENT TO PURCHASE LIMITED LIABILITY COMPANY INTERESTS

This Agreement to Purchase Limited Liability Company Interests (the "Agreement") is entered into on April 15, 2015 by and between Tom Shuman, an Individual ("Seller") and Totally Hemp Crazy, Incorporated ("Buyer"), a Nevada corporation, relating to membership interests of Smarterita, LLC, a Texas limited liability company ( "Smarterita"). Seller is the owner of thirty four percent (34%) of the membership interests (the "Interests") of Smarterita.

Buyer desires to purchase the Interests, and Seller wishes to sell the Interests, and THE PARTIES HERETO AGREE AS FOLLOWS:

1.          Agreement to Purchase and Sell. Seller will sell to Buyer and Buyer agrees to purchase all of the Interests for $1,500.00 Cash.

2.              Closing and Payment. Subject to the terms and conditions hereof, and in reliance upon the written representations and warranties of the Parties, Seller will sell and, subject to the terms and conditions hereof, and Buyer will purchase, at a single closing, the Interests. The Closing shall take place, upon the execution of this Agreement, by the exchange of documents and instruments to the extent mutually acceptable to the parties hereto on such date as may be agreed upon by the Parties, not later that five days after the execution of this Agreement by all Parties (the "Closing Date").

3.	Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer that the statements in the following paragraphs of this Section 3 are all true and complete as of the date hereof and shall be true and correct in all material aspects as of the day of Closing:

a)                  Authority; Due Authorization. This Agreement has been duly and validly executed and delivered by Seller, and upon the execution and delivery by Buyer of this Agreement and the performance by Buyer of Buyer's obligations herein, will constitute, a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy or insolvency laws or other laws affecting enforcement of creditors' rights or by general principles of equity.

b)                  Title to Interests. Seller is the sole record and beneficial owner of the Interests and has sole managerial and dispositive authority with respect to the Interests. Seller has not granted any person a proxy with respect to the Interests that has not expired or been validly withdrawn. The sale and delivery of the Interests to Buyer pursuant to this Agreement will vest in Buyer legal and valid title to the Interests, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever ("Encumbrances").

c)                  No Breach. The execution and delivery of this Agreement by Seller and the performance thereof by Seller do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, with or without the giving of notice or the lapse of time, or both, conflict with, or result in a breach or violation of or a default under, or result in the imposition of any liens, or give rise to a right of amendment, termination, cancellation or acceleration of any obligation or to a loss of a benefit under (i) the organizational or operational documents of Smarterita, or (ii) any material contract, agreement, note, bond, mortgage, indenture, lease, license, franchise, permit, concession, instrument, obligation, commitment, covenant, understanding or arrangement which relates to the Smarterita and to which Seller or Smarterita is a party or by which any ownership or title to the Interests (or the enjoyment of the benefit of owning the Interests) may be affected

d)                 Compliance with Laws. The Seller is not in conflict with, or in default or violation of any Federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law of the United States or any other jurisdiction, and any other similar act or law ("Law") applicable to it. As of the date of this Agreement, there are no actions, proceedings, investigations or surveys pending or, to the knowledge of any Seller, threatened against it or the Smarterita. Neither Seller nor Smarterita has

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received from any United States Federal, state or local or any foreign governmental, regulatory or administrative authority or agency or commission, or any court, tribunal or arbitral body ("Governmental Entity'') any written notification with respect to possible conflicts, defaults or violation of Laws.

e)                    Securities Laws. Seller and Smarterita have filed all necessary documents that they are required to file, under the 1933 and 1934 Securities and Exchange Acts (the "Acts") on a timely basis, ifany are required.

f)                   Governmental Approvals. No approval order or authorization of, or filing or registration with, allowance by, or consent of or notification to any Governmental Authority, is required to be obtained or made by Seller or Smarterita in connection with the execution and delivery by Seller of this Agreement, the performance of obligations of Seller or Smarterita hereunder or the consummation by Seller of the transactions contemplated hereby.

g)                  Broker. Seller is not directly or indirectly obligated to anyone acting as a broker, finder, investment banker or in any other similar capacity in connection with this Agreement or the transactions contemplated hereby.

h)                 No Material Statement or Omission of Material Fact. Neither this Agreement or the representations and warranties of Seller contained herein or in any documents, instruments, certificates or Schedules furnished pursuant thereto contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements or facts contained therein not misleading.

4. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that the statements in the following paragraphs of this Section 4 are all true and complete as of the date hereof:

a)                  Exempt Transaction. Buyer understands that the offering and sale of the Stock is intended to be exempt from registration under the Act and exempt from registration or qualification under any state law.

b)                  Authority. Buyer represents that it has full power and authority to enter into this Agreement. This Agreement has been duly and validly executed and delivered by Buyer, and upon the execution and delivery by Seller of this Agreement and the performance by Seller of its obligations herein, will constitute, a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforcement may be limited by bankruptcy or insolvency laws or other laws affecting enforcement of creditors'

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rights or by general principles of equity.

c)                  Investment. The Interests to be purchased by Buyer hereunder will be acquired for investment for Buyer's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof, and Buyer has no present intention of selling, granting any participation in, or otherwise distribution the same.

d)                 Information Concerning Smarterita. Buyer has conducted its own due diligence with respect to Smarterita and its liabilities and believes it has enough information upon which to base an investment decision in the Interests. Buyer has fully reviewed the information provided by Seller.

e)                  No Oral Representations. No oral or written representations have been made other than as stated, or in addition to those stated, in this Agreement, and Buyer is not relying on any oral statements made by Seller, or any of Seller' representatives or affiliates, in purchasing the Interests.

5.                  Termination. Buyer or Seller may not, except for a material breach or failure of a condition or requirement, on or before the Closing Date, terminate this Agreement.

6.                   Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, except that Buyer may not assign or transfer any of its rights or obligations under this Agreement.

7.                   Governing Law. Any dispute, disagreement, conflict of interpretation or claim arising out of or relating to this Agreement, or its enforcement, shall be governed by the laws of the State of Texas. The Parties further agree that the Courts of the State of Texas have sole and exclusive jurisdiction over all matters relating to the above, and that venue shall lie in Dallas County, Texas.

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8.                  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. A telefaxed copy of this Agreement shall be deemed an original.

9.                  Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

10.               Costs, Expenses. Each party hereto shall bear its own costs in connection with the preparation, execution and delivery of this Agreement.

11.              Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Seller and the Buyer. No delay or omission to exercise any right, power, or remedy accruing to Buyer, upon any breach, default or noncompliance of Seller under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement, by law, or otherwise afforded to Purchaser, shall be cumulative and not alternative.

12.               Severability. Ifone or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

13.              Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

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14.               Further Assurances. From and after the date of this Agreement, upon the request of the Buyer or Seller, Buyer and Seller shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SELLER

/s/Tom Shuman

Tom Shuman

BUYER

/s/Jerry Grisaffi

Jerry Grisaffi

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